250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 742-6505

Arrow Reports 2nd Quarter Net Income of $8.6 Million, or $0.52 per Share,
Declares Dividend of $0.27 per Share

GLENS FALLS, N.Y. (July 25, 2024) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced financial results for the three-month period ended June 30, 2024. Net income for the second quarter of 2024 was $8.6 million and fully diluted earnings per share ("EPS") was $0.52, versus $6.0 million and EPS of $0.35, for the same period in 2023.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.27 per share payable August 23, 2024 to shareholders of record as of August 12, 2024. This is Arrow's 45th consecutive quarterly cash dividend.

This Earnings Release and related commentary should be read in conjunction with the Company's July 25, 2024 Form 8-K and related Second Quarter 2024 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

“We are pleased to report another quarter of solid performance, demonstrating the hard work and dedication of our team. We recently expanded our insurance business with the strategic acquisition of the assets of A&B Agency, Inc. We are also looking forward to the close of our branch acquisition in Whitehall, New York scheduled for early August.

In addition, on July 22nd, we received regulatory approval to combine our banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, into a single entity renamed Arrow Bank National Association, or Arrow Bank. This positions us to enhance our strategic growth while ensuring stability with the same dedicated leadership team, staff and branch locations. We are confident these initiatives will further strengthen our market position and drive long-term value for our shareholders.”

Second-Quarter Highlights and Key Metrics
•Gross loans grew $57.6 million1, or 7.1% on an annualized basis.
•Net interest margin improved to 2.67% (2.69% FTE2), up from 2.60% (2.62% FTE) in the prior quarter
•Average loan yields increased to 5.17% for 2Q24, up from 5.02% in the prior quarter
•Deposit balances were $3.7 billion
•Tangible Book Value increased to $21.54
•Return on Average Assets (ROA) improved to 0.82%, up from 0.73% in the previous quarter
•Received regulatory approval to acquire a branch in Whitehall, New York with approximately $35 million in deposits; transaction expected to close in August 2024

1 Excludes both $0.4 million fair value hedge adjustment at June 30, 2024 and $1.2 million fair value hedge adjustment at March 31, 2024
2 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.

Income Statement

•Net Income: Net income for the second quarter of 2024 was $8.6 million, increasing from $7.7 million in the first quarter of 2024 and $6.0 million in the second quarter of 2023.
◦As compared to the prior quarter, net income benefited from an increase of $0.7 million in net interest income as well as a decrease in non-interest expense of $0.7 million.
◦As compared to the second quarter of 2023, net interest income increased $1.4 million. Non-interest income increased $1.0 million and non-interest expense decreased $0.8 million.

•Net Interest Income: Net interest income for the second quarter of 2024 was $27.2 million, increasing 2.6% from $26.5 million for the first quarter of 2024 and increasing 5.4% from $25.8 million in the second quarter of 2023.
◦Total interest and dividend income was $48.0 million for the second quarter of 2024, an increase from $46.7 million in the first quarter of 2024 and from $40.0 million for the second quarter of 2023. These increases were primarily driven by loan growth and higher loan rates. Interest expense for the second quarter of 2024 was $20.8 million, an increase from $20.2 million for the first quarter of 2024 and from $14.2 million for the second quarter of 2023. The increases for both comparison periods were driven primarily by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin, on an FTE basis, for the second quarter of 2024 was 2.69% compared to 2.62% for the first quarter of 2024 and 2.63% for the second quarter of 2023. The increase in net interest margin compared to the first quarter in 2024 was primarily the result of continued yield expansion on earning assets combined with moderating increase in the cost of interest-bearing liabilities. As compared to the second quarter of 2023, the increase in net interest margin was primarily the result of yield on average earning assets increasing at a faster pace than costs of interest-bearing liabilities. Net interest margin is affected by deposits continuing to migrate to higher costs products, such as money market savings and time deposits.

	Three Months Ended
	(Dollars in Thousands)
	June 30, 2024	March 31, 2024	June 30, 2023
Interest and Dividend Income	$47,972	$46,677	$40,013
Interest Expense	20,820	20,222	14,241
Net Interest Income	27,152	26,455	25,772
Average Earning Assets(A)	4,083,813	4,085,398	3,953,642
Average Interest-Bearing Liabilities	3,127,417	3,108,093	2,924,743

Yield on Earning Assets(A)	4.72%	4.60%	4.06%
Cost of Interest-Bearing Liabilities	2.68	2.62	1.95
Net Interest Spread	2.04	1.98	2.11
Net Interest Margin	2.67	2.60	2.61
Net Interest Margin - FTE	2.69	2.62	2.63

(A) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the second quarter of 2024, the provision for credit losses was $0.8 million compared to $0.6 million in the first quarter of 2024 and $0.9 million in the second quarter of 2023. The key drivers for the provision for credit losses in the second quarter of 2024 were loan growth and replenishment of the allowance for charge-offs, partially offset by changes to the economic forecast factors embedded in the credit loss allowance model.

•Non-Interest Income: Non-interest income for the three months ended June 30, 2024, was $7.9 million consistent with the first quarter of 2024 and an increase from $6.9 million in the second quarter of 2023 due to the other investment income and a small gain on a sale leaseback transaction.

•Non-Interest Expense: Non-interest expense for the second quarter of 2024 was $23.3 million, a decrease from $24.0 million in the first quarter of 2024 and from $24.1 million for the second quarter of 2023. The decrease from the prior quarter and year was primarily due to elimination of elevated legal and professional expenses related to the delayed filings in 2023.

•Provision for Income Taxes: The provision for income taxes was 21.2%, or $2.3 million, for the second quarter of 2024, 20.9%, or $2.0 million, for the first quarter of 2024 and 20.9%, or $1.6 million, for the second quarter of 2023.

Balance Sheet

•Total Assets: Total assets were $4.2 billion at June 30, 2024, a decrease of $89.2 million, or 2.1%, as compared to March 31, 2024 and an increase of $140.8 million, or 3.4%, as compared to June 30, 2023. For the second quarter of 2024, overall change in balance sheet was attributable to seasonal changes of cash balances offset by growth in the loan portfolio.

•Investments: Total investments were $556.4 million as of June 30, 2024, a decrease of $63.6 million, or 10.3%, compared to March 31, 2024 and a decrease of $137.6 million, or 19.8%, compared to June 30, 2023. The decrease from March 31, 2024 was driven primarily by paydowns and maturities. The change from June 30, 2023 was also driven by paydowns and maturities as well as the fourth quarter 2023 repositioning of the investment portfolio, reducing the portfolio by approximately $25 million at the time of the transaction. There were no credit quality issues related to the investment portfolio.

•Loans3: Total loans reached $3.3 billion as of June 30, 2024. Loan growth for the second quarter of 2024 was $57.6 million, and $245.3 million since June 30, 2023. Loan growth was spread across all loan products. Please see the loan detail included in the Consolidated Financial Information table on page 12.

•Allowance for Credit Losses: The allowance for credit losses was $31.0 million as of June 30, 2024, which represented 0.94% of loans outstanding, as compared to $31.6 million, or 0.97%, at March 31, 2024 and $31.2 million, or 1.02%, at June 30, 2023. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.16% for the three-month period ended June 30, 20244, as compared to 0.04% for the three-month period ended March 31, 2024 and 0.07% for the three-month period ended June 30, 2023. Nonperforming assets were $21.3 million as of June 30, 2024, representing 0.50% of period-end assets, compared to 0.50% at March 31, 2024 and 0.17% at June 30, 2023. The increase from the second quarter of 2023 was primarily due to one large, well collateralized loan relationship of approximately $15 million, which moved into non-performing status during the fourth quarter of 2023.

•Deposits: At June 30, 2024, deposit balances were $3.7 billion, a decrease of $95.4 million from March 31, 2024 and an increase of $181.4 million from June 30, 2023. The decrease from the first quarter was primarily attributable to the seasonality of municipal deposits, expected to normalize in the third quarter. The increase from June 30, 2023 was partially attributable to $175 million of brokered CDs, primarily used to reduce borrowings by $160 million. Arrow simultaneously entered
3 Excludes both $0.4 million fair value hedge adjustment at June 30, 2024 and $1.2 million fair value hedge adjustment at March 31, 2024
4 Charge-offs for 2Q24 included 0.09% related to a previously specifically reserved amount for overdraft balances relating to one customer relationship into three-year interest rate swaps to strategically manage its asset-liability profile and cost of funds. Please refer to page 7 for further details related to deposits.

•Capital: Total stockholders’ equity was $383.0 million at June 30, 2024, an increase of $5.0 million, or 1.3%, from March 31, 2024 and an increase of $21.6 million, or 6.0%, from the June 30, 2023 level of $361.4 million. The increase in capital from June 30, 2023, was primarily attributable to net income of $32 million, other comprehensive income of $16 million offset by dividends and stock repurchases of $27 million. Arrow's regulatory capital ratios remained strong. As of June 30, 2024, Arrow's Common Equity Tier 1 Capital Ratio was 12.88% and Total Risk-Based Capital Ratio was 14.57%. The capital ratios of Arrow's subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Bauer Financial Ratings: Both Glens Falls National Bank and Saratoga National Bank continued to maintain their 5-Star Exceptional Performance ratings from Bauer Financial, for the 68th and 60th quarters, respectively.

•Subsidiary Bank Unification: On July 22 2024, Arrow received approval from the Office of the Comptroller of the Currency to combine its two subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, into one bank that will be known as Arrow Bank National Association. The combination will create operational efficiencies, unify branding and enhance Arrow's ability to pursue its strategic growth objectives. The combination of the entities is anticipated to become effective December 31, 2024.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, the efficiency ratio and net interest margin (FTE). Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow's 2023 Form 10-K and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$42,141	$34,618	$82,517	$66,504
Interest on Deposits at Banks	2,185	1,674	4,632	2,153
Interest and Dividends on Investment Securities:
Fully Taxable	3,009	2,951	6,195	5,899
Exempt from Federal Taxes	637	770	1,305	1,567
Total Interest and Dividend Income	47,972	40,013	94,649	76,123
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,903	820	3,544	1,190
Savings Deposits	10,571	8,514	20,801	14,101
Time Deposits over $250,000	1,869	1,119	3,842	1,693
Other Time Deposits	5,074	1,196	10,157	1,670
Borrowings	1,186	2,373	2,262	3,166
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	170	171	341	340
Interest on Financing Leases	47	48	95	97
Total Interest Expense	20,820	14,241	41,042	22,257
NET INTEREST INCOME	27,152	25,772	53,607	53,866
Provision for Credit Losses	775	948	1,392	2,502
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	26,377	24,824	52,215	51,364
NON-INTEREST INCOME
Income From Fiduciary Activities	2,451	2,428	4,908	4,703
Fees for Other Services to Customers	2,706	2,717	5,249	5,312
Insurance Commissions	1,662	1,560	3,344	3,080
Net Gain (Loss) on Securities	54	(181)	71	(285)
Net Gain on Sales of Loans	5	—	9	4
Other Operating Income	978	382	2,133	769
Total Non-Interest Income	7,856	6,906	15,714	13,583
NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,036	12,039	25,929	23,986
Occupancy Expenses, Net	1,774	1,583	3,545	3,211
Technology and Equipment Expense	4,734	4,362	9,554	8,779
FDIC Assessments	698	484	1,413	963
Other Operating Expense	3,076	5,615	6,889	9,440
Total Non-Interest Expense	23,318	24,083	47,330	46,379
INCOME BEFORE PROVISION FOR INCOME TAXES	10,915	7,647	20,599	18,568
Provision for Income Taxes	2,311	1,600	4,335	3,959
NET INCOME	$8,604	$6,047	$16,264	$14,609
Average Shares Outstanding [1]:
Basic	16,685	17,050	16,764	17,050
Diluted	16,709	17,050	16,789	17,050
Per Common Share:
Basic Earnings	$0.52	$0.35	$0.97	$0.85
Diluted Earnings	0.52	0.35	0.97	0.85
[1] June 30, 2023 Share and Per Share Amounts have been restated for the September 26, 2023, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2024	December 31, 2023	June 30, 2023
ASSETS
Cash and Due From Banks	$30,372	$36,755	$33,803
Interest-Bearing Deposits at Banks	169,826	105,781	139,798
Investment Securities:
Available-for-Sale at Fair Value	450,786	497,769	543,708
Held-to-Maturity (Fair Value of $96,454 at June 30, 2024; $128,837 at December 31, 2023; and $139,143 at June 30, 2023)	99,348	131,395	143,460
Equity Securities	1,996	1,925	1,889
Other Investments	4,274	5,049	4,932
Loans	3,315,523	3,212,908	3,069,897
Allowance for Credit Losses	(31,009)	(31,265)	(31,170)
Net Loans	3,284,514	3,181,643	3,038,727
Premises and Equipment, Net	59,243	59,642	59,773
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	927	1,110	1,302
Other Assets	121,248	126,926	114,388
Total Assets	$4,244,407	$4,169,868	$4,103,653
LIABILITIES
Noninterest-Bearing Deposits	704,707	758,425	759,495
Interest-Bearing Checking Accounts	856,788	799,785	856,016
Savings Deposits	1,446,821	1,466,280	1,517,937
Time Deposits over $250,000	173,526	179,301	140,694
Other Time Deposits	501,797	483,775	228,082
Total Deposits	3,683,639	3,687,566	3,502,224
Borrowings	106,500	26,500	171,800
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,038	5,066	5,093
Other Liabilities	46,212	50,964	43,093
Total Liabilities	3,861,389	3,790,096	3,742,210
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at June 30, 2024, December 31, 2023 and June 30, 2023	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at June 30, 2024 and December 31, 2023 and 21,423,992 Shares Issued at June 30, 2023)	22,067	22,067	21,424
Additional Paid-in Capital	412,917	412,551	401,069
Retained Earnings	72,980	65,792	71,076
Accumulated Other Comprehensive Loss	(31,632)	(33,416)	(47,613)
Treasury Stock, at Cost (5,343,295 Shares at June 30, 2024; 5,124,073 Shares at December 31, 2023 and 4,870,934 Shares at June 30, 2023)	(93,314)	(87,222)	(84,513)
Total Stockholders’ Equity	383,018	379,772	361,443
Total Liabilities and Stockholders’ Equity	$4,244,407	$4,169,868	$4,103,653

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Net Income	$8,604	$7,660	$7,723	$7,743	$6,047

Net Changes in Fair Value of Equity Investments (Net of Tax)	39	13	90	52	(133)

Share and Per Share Data:[1]
Period End Shares Outstanding	16,723	16,710	16,942	17,049	17,050
Basic Average Shares Outstanding	16,685	16,865	17,002	17,050	17,050
Diluted Average Shares Outstanding	16,709	16,867	17,004	17,050	17,050
Basic Earnings Per Share	$0.52	$0.45	$0.46	$0.46	$0.35
Diluted Earnings Per Share	0.52	0.45	0.46	0.46	0.35
Cash Dividend Per Share	0.270	0.270	0.270	0.262	0.262

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$159,336	$178,452	$136,026	$131,814	$130,057
Investment Securities	644,192	671,105	713,144	745,693	787,175
Loans	3,280,285	3,235,841	3,170,262	3,096,240	3,036,410
Deposits	3,678,957	3,693,325	3,593,949	3,491,028	3,460,711
Other Borrowed Funds	131,537	122,033	149,507	208,527	220,616
Stockholders' Equity	378,256	379,446	363,753	362,701	365,070
Total Assets	4,237,359	4,245,484	4,159,313	4,109,995	4,087,653
Return on Average Assets, annualized	0.82%	0.73%	0.74%	0.75%	0.59%
Return on Average Equity, annualized	9.15%	8.12%	8.42%	8.47%	6.64%
Return on Average Tangible Equity, annualized [2]	9.74%	8.64%	8.99%	9.05%	7.10%
Average Earning Assets	$4,083,813	$4,085,398	$4,019,432	$3,973,747	$3,953,642
Average Paying Liabilities	3,127,417	3,108,093	2,985,717	2,920,518	2,924,743
Interest Income	47,972	46,677	44,324	42,117	40,013
Tax-Equivalent Adjustment [3]	163	176	184	183	196
Interest Income, Tax-Equivalent [3]	48,135	46,853	44,508	42,117	40,013
Interest Expense	20,820	20,222	18,711	16,764	14,241
Net Interest Income	27,152	26,455	25,613	25,353	25,772
Net Interest Income, Tax-Equivalent [3]	27,315	26,631	25,797	25,536	25,968
Net Interest Margin, annualized	2.67%	2.60%	2.53%	2.53%	2.61%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.69%	2.62%	2.55%	2.55%	2.63%

Efficiency Ratio Calculation: [4]
Non-Interest Expense	$23,318	$24,012	$23,190	$23,479	$24,083
Less: Intangible Asset Amortization	40	41	43	43	44
Net Non-Interest Expense	$23,278	$23,971	$23,147	$23,436	$24,039
Net Interest Income, Tax-Equivalent	$27,315	$26,631	$25,797	$25,536	$25,968
Non-Interest Income	7,856	7,858	7,484	8,050	6,906
Less: Net Gain (Loss) on Securities	54	17	122	71	(181)
Net Gross Income	$35,117	$34,472	$33,159	$33,515	$33,055
Efficiency Ratio	66.29%	69.54%	69.81%	69.93%	72.72%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$383,018	$377,986	$379,772	$360,014	$361,443
Book Value per Share [1]	22.90	22.62	22.42	21.12	21.20
Goodwill and Other Intangible Assets, net	22,800	22,891	22,983	23,078	23,175
Tangible Book Value per Share [1,2]	21.54	21.25	21.06	19.76	19.84

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.74%	9.63%	9.84%	9.94%	9.92%
Common Equity Tier 1 Capital Ratio	12.88%	12.84%	13.00%	13.17%	13.27%
Tier 1 Risk-Based Capital Ratio	13.53%	13.50%	13.66%	13.84%	13.96%
Total Risk-Based Capital Ratio	14.57%	14.57%	14.74%	14.94%	15.08%

Assets Under Trust Admin. & Investment Mgmt.	$1,848,349	$1,829,266	$1,763,194	$1,627,522	$1,711,460

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and per share data have been restated for the September 26, 2023, 3% stock dividend.

2.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which Arrow believes provide investors with information that is useful in understanding its financial performance.

		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
	Total Stockholders' Equity (GAAP)	$383,018	$377,986	$379,772	$360,014	$361,443
	Less: Goodwill and Other Intangible assets, net	22,800	22,891	22,983	23,078	23,175
	Tangible Equity (Non-GAAP)	$360,218	$355,095	$356,789	$336,936	$338,268

	Period End Shares Outstanding	16,723	16,710	16,942	17,049	17,050
	Tangible Book Value per Share (Non-GAAP)	$21.54	$21.25	$21.06	$19.76	$19.84
	Net Income	8,604	7,660	7,723	7,743	6,047
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	9.74%	8.64%	8.99%	9.05%	7.10%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
	Interest Income (GAAP)	$47,972	$46,677	$44,324	$42,117	$40,013
	Add: Tax-Equivalent adjustment (Non-GAAP)	163	176	184	183	196
	Interest Income - Tax Equivalent (Non-GAAP)	$48,135	$46,853	$44,508	$42,300	$40,209
	Net Interest Income (GAAP)	$27,152	$26,455	$25,613	$25,353	$25,772
	Add: Tax-Equivalent adjustment (Non-GAAP)	163	176	184	183	196
	Net Interest Income - Tax Equivalent (Non-GAAP)	$27,315	$26,631	$25,797	$25,536	$25,968
	Average Earning Assets	$4,083,813	$4,085,398	$4,019,432	$3,973,747	$3,953,642
	Net Interest Margin (Non-GAAP)*	2.69%	2.62%	2.55%	2.55%	2.63%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The June 30, 2024 CET1 ratio listed in the tables (i.e., 12.88%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
	Total Risk Weighted Assets	$3,072,922	$3,049,525	$3,032,188	$2,988,438	$2,937,837
	Common Equity Tier 1 Capital	395,691	391,706	394,166	393,541	389,966
	Common Equity Tier 1 Ratio	12.88%	12.84%	13.00%	13.17%	13.27%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2024			June 30, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$159,336	$2,185	5.52%	$130,057	$1,674	5.16%
Investment Securities:
Fully Taxable	530,869	3,009	2.28	637,018	2,951	1.86
Exempt from Federal Taxes	113,323	637	2.26	150,157	770	2.06
Loans	3,280,285	42,141	5.17	3,036,410	34,618	4.57
Total Earning Assets	4,083,813	47,972	4.72	3,953,642	40,013	4.06
Allowance for Credit Losses	(31,459)			(30,577)
Cash and Due From Banks	28,611			28,742
Other Assets	156,394			135,846
Total Assets	$4,237,359			$4,087,653
Deposits:
Interest-Bearing Checking Accounts	$832,087	1,903	0.92	$863,892	820	0.38
Savings Deposits	1,487,062	10,571	2.86	1,504,412	8,514	2.27
Time Deposits of $250,000 or More	172,655	1,869	4.35	133,897	1,119	3.35
Other Time Deposits	504,076	5,074	4.05	201,926	1,196	2.38
Total Interest-Bearing Deposits	2,995,880	19,417	2.61	2,704,127	11,649	1.73
Borrowings	106,502	1,186	4.48	195,527	2,373	4.87
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	170	3.42	20,000	171	3.43
Finance Leases	5,035	47	3.75	5,089	48	3.78
Total Interest-Bearing Liabilities	3,127,417	20,820	2.68	2,924,743	14,241	1.95
Noninterest-Bearing Deposits	683,077			756,584
Other Liabilities	48,609			41,256
Total Liabilities	3,859,103			3,722,583
Stockholders’ Equity	378,256			365,070
Total Liabilities and Stockholders’ Equity	$4,237,359			$4,087,653
Net Interest Income		$27,152			$25,772
Net Interest Spread			2.04%			2.11%
Net Interest Margin			2.67%			2.61%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2024			March 31, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$159,336	$2,185	5.52%	$178,452	$2,447	5.52%
Investment Securities:
Fully Taxable	530,869	3,009	2.28	550,538	3,186	2.33
Exempt from Federal Taxes	113,323	637	2.26	120,567	668	2.23
Loans	3,280,285	42,141	5.17	3,235,841	40,376	5.02
Total Earning Assets	4,083,813	47,972	4.72	4,085,398	46,677	4.60
Allowance for Credit Losses	(31,459)			(31,416)
Cash and Due From Banks	28,611			29,804
Other Assets	156,394			161,698
Total Assets	$4,237,359			$4,245,484
Deposits:
Interest-Bearing Checking Accounts	$832,087	1,903	0.92	$830,918	1,641	0.79
Savings Deposits	1,487,062	10,571	2.86	1,481,001	10,230	2.78
Time Deposits of $250,000 or More	172,655	1,869	4.35	177,328	1,973	4.47
Other Time Deposits	504,076	5,074	4.05	496,813	5,083	4.11
Total Interest-Bearing Deposits	2,995,880	19,417	2.61	2,986,060	18,927	2.55
Borrowings	106,502	1,186	4.48	96,984	1,076	4.46
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	170	3.42	20,000	171	3.44
Finance Leases	5,035	47	3.75	5,049	48	3.82
Total Interest-Bearing Liabilities	3,127,417	20,820	2.68	3,108,093	20,222	2.62
Noninterest-bearing deposits	683,077			707,265
Other Liabilities	48,609			50,680
Total Liabilities	3,859,103			3,866,038
Stockholders’ Equity	378,256			379,446
Total Liabilities and Stockholders’ Equity	$4,237,359			$4,245,484
Net Interest Income		$27,152			$26,455
Net Interest Spread			2.04%			1.98%
Net Interest Margin			2.67%			2.60%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2024	12/31/2023	6/30/2023
Loan Portfolio
Commercial Loans	$163,832	$156,224	$147,518
Commercial Real Estate Loans	757,478	745,487	723,948
Subtotal Commercial Loan Portfolio	921,310	901,711	871,466
Consumer Loans	1,138,813	1,111,667	1,087,765
Residential Real Estate Loans	1,255,400	1,199,530	1,110,666
Total Loans	$3,315,523	$3,212,908	$3,069,897
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$31,561	$31,112	$30,784
Loans Charged-off	(1,850)	(1,366)	(1,280)
Less Recoveries of Loans Previously Charged-off	523	994	718
Net Loans Charged-off	(1,327)	(372)	(562)
Provision for Credit Losses	775	525	948
Allowance for Credit Losses, End of Quarter	$31,009	$31,265	$31,170
Nonperforming Assets
Nonaccrual Loans	$20,118	$20,645	$5,997
Loans Past Due 90 or More Days and Accruing	915	452	467
Loans Restructured and in Compliance with Modified Terms	36	54	67
Total Nonperforming Loans	21,069	21,151	6,531
Repossessed Assets	239	312	342
Other Real Estate Owned	34	—	182
Total Nonperforming Assets	$21,342	$21,463	$7,055

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.16%	0.05%	0.07%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.10%	0.07%	0.13%
Allowance for Credit Losses to Period-End Loans	0.94%	0.97%	1.02%
Allowance for Credit Losses to Period-End Nonperforming Loans	147.18%	147.82%	477.26%
Nonperforming Loans to Period-End Loans	0.64%	0.66%	0.21%
Nonperforming Assets to Period-End Assets	0.50%	0.51%	0.17%

Year-to-Date Period Ended:	6/30/2024	12/31/2023	6/30/2023
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$31,265	$29,952	$29,952
Loans Charged-off	(3,133)	(5,177)	(2,608)
Less Recoveries of Loans Previously Charged-off	1,485	3,109	1,324
Net Loans Charged-off	(1,648)	(2,068)	(1,284)
Provision for Credit Losses	1,392	3,381	2,502
Allowance for Credit Losses, End of Period	$31,009	$31,265	$31,170

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.10%	0.07%	0.09%
Provision for Loan Losses to Average Loans, Annualized	0.09%	0.11%	0.17%